EXHIBIT 23


                    Consent of Levine, Hughes & Mithuen, Inc.

                       SECURITIES AND EXCHANGE COMMISSION
                              450 5th Street, N.W.
                             Washington, D.C. 20549

Gentlemen:


         We have read and agree with the comments in Item 4 of the Form 8-K of Azonic Corporation dated October 7, 2003.

                                          Levine, Hughes & Mithuen, Inc.


                                          /s/ Levine, Hughes & Mithuen, Inc.
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                                          Levine, Hughes & Mithuen, Inc.